Exhibit 10.33
MARAVAI LIFESCIENCES HOLDINGS, INC.
2020 OMNIBUS INCENTIVE PLAN
STOCK OPTION GRANT NOTICE
Pursuant to the terms and conditions of the Maravai LifeSciences Holdings, Inc. 2020 Omnibus Incentive Plan, as amended from time to time (the “Plan”), Maravai LifeSciences Holdings, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“Participant”) the stock option (the “Option”) set forth below. This award of the Option (this “Award”) is subject to the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”), which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.
Participant:
Grant Date:    ______________________________
Exercise Price per Share:    $____________ per share
Shares Subject to the Option:    _____________________ shares of Class A Common Stock of the Company
Type of Option:    Non-Qualified Stock Option
Vesting Start Date:    _____________________________
Vesting Schedule:     Subject to the Agreement including Section 3.3 thereof, the Plan and other terms and conditions set forth herein, the Option will vest and become exercisable with respect to [●], so long as Participant has not incurred a Termination of Service prior to the applicable vesting date.
Final Expiration Date:    ______________________________

[Signature Page Follows]

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
Notwithstanding any provision of this Grant Notice or the Agreement, if Participant has not executed this Grant Notice within 90 days following the Grant Date set forth above, Participant will be deemed to have accepted this Award, subject to all of the terms and conditions of this Grant Notice, the Agreement and the Plan.

MARAVAI LIFESCIENCES             PARTICIPANT
HOLDINGS, INC.

By:
Name:
Title:

2

Exhibit A
STOCK OPTION AGREEMENT
Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
Article I.
GENERAL
1.1Grant of Option. The Company has granted to Participant the Option effective as of the grant date set forth in the Grant Notice (the “Grant Date”).
1.2Incorporation of Terms of Plan. The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
Article II.
PERIOD OF EXERCISABILITY
1.1Commencement of Exercisability. The Option will vest and become exercisable according to the vesting schedule in the Grant Notice (the “Vesting Schedule”). Notwithstanding anything in the Grant Notice, the Plan or this Agreement to the contrary, unless the Administrator otherwise determines, the Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of Participant’s Termination of Service for any reason except as provided in Section 3.3.
1.2Duration of Exercisability. The Vesting Schedule is cumulative. Any portion of the Option which vests and becomes exercisable will remain vested and exercisable until the Option expires. The Option will be forfeited immediately upon its expiration.
1.3Expiration of Option. The Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:
(a)The final expiration date in the Grant Notice;
(b)Except as the Administrator may otherwise approve, the expiration of ninety (90) days from the date of Participant’s Termination of Service, unless Participant’s Termination of Service is for Cause or by reason of Participant’s death or Disability;
(c)Except as the Administrator may otherwise approve, the expiration of one (1) year from the date of Participant’s Termination of Service by reason of Participant’s death or Disability; and
(d)Except as the Administrator may otherwise approve, Participant’s Termination of Service for Cause.
Article III.
EXERCISE OF OPTION
1.1Person Eligible to Exercise. During Participant’s lifetime, only Participant may exercise the Option. After Participant’s death, any exercisable portion of the Option may, prior to the time the Option expires, be exercised by Participant’s Designated Beneficiary as provided in the Plan.

1.2Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised, in whole or in part, according to the procedures in the Plan at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares.
1.3Change in Control.
(a)Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, all of the Shares subject to the Option will vest and become exercisable as provided in this Agreement and the Plan if Participant’s Termination of Service is by involuntary termination without Cause or by voluntary resignation for Good Reason, in either case within one year following a Change in Control.
(b)As used herein, “Good Reason” means (a) in the case where there is no employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and Participant at the time of the grant of the Award (or where there is such agreement in effect but it does not define “good reason” (or words of like import)), (i) any action by the Company or the surviving entity following a Business Combination which results in a material reduction in Participant’s title, status, authority or responsibility, or (ii) a reduction in Participant’s annual base salary or target annual bonus, in each case without the prior written consent of Participant or (b) in the case where there is an employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and Participant at the time of the grant of the Award that defines “good reason” (or words of like import), “good reason” as defined under such agreement. Notwithstanding anything herein to the contrary, any assertion by Participant of a termination for Good Reason will not be effective unless all of the following conditions are satisfied: (A) Participant must provide written notice to the Board or the board of the surviving entity following a Business Combination of the existence of such condition(s) giving rise to Good Reason within thirty (30) days after the initial occurrence of such condition(s); (B) the condition(s) specified in such notice must remain uncorrected for thirty (30) days following the Board’s or the surviving entity board’s receipt of such written notice; and (C) the date of Participant’s Termination of Service must occur within sixty (60) days after the initial occurrence of the condition(s) specified in such notice. Further and notwithstanding anything herein to the contrary, any Change in Control does not and will not in and of itself constitute Good Reason.
1.4Tax Withholding. To the extent that the receipt, vesting or exercise of this Award results in compensation income or wages to Participant for federal, state, local and/or foreign tax purposes, Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents, Common Stock (including previously owned Common Stock, net exercise, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net exercise or the surrender of previously owned Common Stock, the maximum number of shares of Common Stock that may be so withheld (or surrendered) shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to Participant. Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or exercise of this Award or disposition of the underlying shares and that Participant has been advised, and hereby is advised, to consult a tax advisor. Participant represents that Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
1.5Automatic Exercise.
(a)Notwithstanding any provision of this Agreement, the Grant Notice or the Plan to the contrary, if at any time after the Grant Date, (i) the Option has become vested and exercisable in whole or in part; (ii) such vested and exercisable portion of the Option is scheduled to expire or terminate for any reason other than due to a termination of Participant’s employment with the Company or any Affiliate for Cause; and (iii) the then-current Fair Market Value of a Share of Common Stock of the Company exceeds the sum of (A) the Exercise Price per Share of the Option and (B) the minimum amount of taxes required to be withheld (if any) if Participant were to exercise the Option at such time, then, unless Participant (or, if applicable, the Participant’s estate or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of Participant) provides written notice to the Committee at least ten (10) business days prior to such scheduled expiration or termination date indicating that Participant or such holder desires that the Option expire or terminate without any exercise of the portion of the Option (if any) that has become vested and exercisable, such vested and exercisable portion of the Option shall be automatically exercised as of the date of such scheduled expiration or termination through a Net Issuance Exercise and the minimum amount of taxes required to be withheld (if any) upon such automatic exercise shall be satisfied by withholding shares of Common Stock otherwise issuable in connection with such exercise having a Fair Market Value equal to such amount.
(b)As used herein, “Net Issuance Exercise” means delivering or constructively tendering to the Company Shares of Common Stock having a Fair Market Value equal to the Exercise Price (provided such shares used for this purpose must have been held by Participant for such minimum period of time as may be established from time to time by the Committee to avoid adverse accounting consequences).
Article IV.
OTHER PROVISIONS
1.1Adjustments. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
1.2Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):
    Maravai LifeSciences Holdings, Inc.
    Attn: General Counsel
    10770 Wateridge Circle Suite 200
    San Diego, CA 92121

If to Participant, at Participant’s last known address on file with the Company. Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to Participant when it is mailed by the Company or, if such notice is not mailed to Participant, upon receipt by Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

1.3Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
1.4Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
1.5Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
1.6Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
1.7Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
1.8Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
1.9Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.
1.10No Right to Continued Service or Awards. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the service of the Company or any Affiliate or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant. The grant of the Option is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.
1.11Satisfaction of Claims. Any issuance or transfer of Shares or other property to Participant or Participant’s legal representative, heir, legatee or distribute, in accordance with the Plan, the Grant Notice and this Agreement shall be in full satisfaction of all claims of such person hereunder.
1.12Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.
1.13Company Recoupment of Awards. Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with Participant, or (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.
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